Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2019 Second Quarter Operating Results;
Software Bookings Up More Than 15 Percent from Prior Year; Continued Strong Wireless Trends

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (July 31, 2019) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the second quarter ended June 30, 2019. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 10, 2019, to stockholders of record on August 16, 2019.

Key Second Quarter Operating Highlights:

•
Second quarter software revenue of $17.4 million was up more than 2.5 percent from software revenue of $17.0 million in the prior year quarter. Included in second quarter software revenue was $7.4 million of operations revenue and $10.0 million in maintenance revenue, compared to $7.5 million in operations revenue and $9.5 million in maintenance revenue in the second quarter of 2018.

•	Software bookings in the second quarter totaled $21.3 million. Second quarter bookings included $9.2 million of operations bookings and a record $12.1 million of maintenance renewals.

•	The renewal rate for software maintenance revenue in the second quarter of 2019 continued to exceed 99 percent.

•
The quarterly rate of paging unit erosion was 0.5 percent in the second quarter of 2019, which matched the record low historical quarterly performance. This also compares to paging unit erosion of 1.0 percent in the prior quarter and 0.6 percent in the year-earlier period. Net paging unit losses were 5,000 in the second quarter of 2019, compared to 10,000 in the prior quarter and 6,000 in the second

Spok.com

quarter of 2018. Paging units in service at June 30, 2019, totaled 977,000, compared to 1,024,000 at June 30, 2018.

•	For the second consecutive quarter, the rate of wireless revenue erosion was 2.1 percent, down from 2.5 percent erosion in the second quarter of 2018.

•	Total paging ARPU (average revenue per unit) was $7.26 in the second quarter of 2019, compared to $7.32 in the prior quarter and $7.41 in the year-earlier quarter.

•
Operating expenses in the second quarter of 2019 totaled $41.5 million, compared to $43.0 million in the prior year quarter. Adjusted operating expenses (excludes depreciation, amortization and accretion) totaled $39.2 million in the second quarter of 2019, compared to $38.3 million in the prior quarter and $40.3 million in the year-earlier quarter.

•	Capital expenses were $1.5 million in the second quarter of 2019, compared to $2.3 million in the year-earlier quarter.

•	The number of full-time equivalent employees at June 30, 2019 totaled 600, compared to 607 in the prior year quarter.

•	Capital paid to stockholders in the second quarter of 2019 totaled $2.4 million. This came in the form of the Company's regular quarterly dividend.

•	The Company’s cash, cash equivalents and short-term investments balance at June 30, 2019, was $77.7 million, compared to $87.3 million at December 31, 2018.

Spok.com

2019 Second Quarter and Year-To-Date Results:
Consolidated revenue for the second quarter of 2019 under Generally Accepted Accounting Principles (“GAAP”) was $39.5 million compared to $40.6 million in the second quarter of 2018. For the first six months of 2019, consolidated revenue totaled $81.3 million, compared to $83.7 million in the first six months of 2018.

	For the three months ended			For the six months ended
(Dollars in thousands)	June 30, 2019	June 30, 2018	Change (%)	June 30, 2019	June 30, 2018	Change (%)
Wireless revenue
Paging revenue	$21,342	$22,824	(6.5)%	$43,029	$46,132	(6.7)%
Product and other revenue	785	834	(5.9)%	1,708	1,795	(4.8)%
Total wireless revenue	$22,127	$23,658	(6.5)%	$44,737	$47,927	(6.7)%

Software revenue
Operations revenue	$7,353	$7,463	(1.5)%	$16,361	$16,934	(3.4)%
Maintenance revenue	10,045	9,507	5.7%	20,190	18,881	6.9%
Total software revenue	17,398	16,970	2.5%	36,551	35,815	2.1%
Total revenue	$39,525	$40,628	(2.7)%	$81,288	$83,742	(2.9)%

GAAP net loss for the second quarter of 2019 was $0.7 million, or $0.03 per diluted share, compared to a net loss of $1.2 million, or $0.06 per diluted share, in the second quarter of 2018. GAAP net income for the first half of 2019 was $0.1 million, compared to a net loss of $0.8 million, or $0.04 per diluted share, in the first half of 2018.
In the second quarter of 2019, the Company generated $0.3 million of EBITDA (earnings before interest, taxes, depreciation and amortization), compared to EBITDA of $0.3 million in the prior year quarter. In the first half of 2019, the Company generated $3.8 million of EBITDA, compared to EBITDA of $3.6 million in the prior year period.

	For the three months ended		For the six months ended
(Dollars in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net (loss) income	$(670)	$(1,172)	$72	$(827)
Diluted net (loss) income per share	$(0.03)	$(0.06)	$—	$(0.04)
EBITDA	$343	$323	$3,816	$3,621

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Management Commentary:
“Our performance in the second quarter of 2019 was in line with our seasonal expectations. We believe our year-to-date results provide a solid base as we enter the typically more robust second half of the year” said Vincent D. Kelly, president and chief executive officer. “During the quarter, we saw strong performance in a number of key operating measures, including solid growth in year-over-year software bookings levels, both sequential and year-over-year improvements in wireless subscriber retention, increased software backlog levels, and continued operating expense management. These improvements allowed us to return $2.4 million of capital to our stockholders in the form of a quarterly dividend, while enhancing our product offerings through continued investments in our integrated communication platform, Spok Care Connect®.”
Kelly also noted that in addition to the Company’s quarterly financial performance, Spok made progress in several other areas, including product development, as well as its sales and marketing efforts. “During the quarter, Spok continued to build on our industry-leading reputation as we participated in the American Organization of Nurse Executives (AONE) annual meeting, the Healthcare IT Institute and the Association of Medical Directors of Information Systems Physician-Computer Connection Symposium (AMDIS PCC Symposium) in June. Earlier this month, we strengthened our position as an industry thought leader with the release of the findings from our Spok clinician burnout survey. Also, for the seventh consecutive year we are proud and honored to report that all of the adult hospitals named to U.S. News & World Report’s 2019-20 Best Hospitals Honor Roll use Spok clinical communication solutions to facilitate care collaboration and support exceptional patient care. Finally, during the quarter we started working with more than two dozen new customers. We are proud of our team, as we continue to make significant progress in enhancing our Care Connect platform offering and add experienced product and development leadership, staff and consulting resources.”

Michael W. Wallace, chief financial officer, said: “Expense management and strong financial discipline have allowed us to continue to invest in our business for long-term growth. In the second quarter, operating expenses were down on a year-over-year basis. Our balance sheet remains strong, with a cash, cash equivalents and short-term investments balance of $77.7 million at June 30, 2019.”

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Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2019, Wallace noted: “We are pleased that the second quarter results are in line with the full year 2019 guidance we had provided last quarter and we are reiterating those expectations." Regarding financial guidance for 2019, Wallace said the Company expects total revenue to range from $156 million to $174 million. Included in that total, the Company expects software revenue to comprise $75 million to $85 million. Also, Spok expects adjusted operating expenses (excludes depreciation, amortization and accretion) to range from $155 million to $165 million, and capital expenses to range from $3 million to $7 million.

* * * * * * * * *

2019 Second-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2019 second quarter results at 10:00 a.m. ET on Thursday, August 1, 2019. Dial-in numbers for the call are 323-794-2597 or 800-458-4148. The pass code for the call is 4023312. A replay of the call will be available from 1:00 p.m. ET on August 1, 2019 until 1:00 p.m. ET on Thursday, August 15, 2019. To listen to the replay, please register at http://tinyurl.com/Spok2019Q2earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.

Spok.com

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Revenue:
Wireless	$22,127	$23,658	$44,737	$47,927
Software	17,398	16,970	36,551	35,815
Total revenue	39,525	40,628	81,288	83,742
Operating expenses:
Cost of revenue	7,239	7,596	14,831	15,495
Research and development	6,807	6,177	12,974	11,912
Technology operations	7,866	7,698	15,540	15,448
Selling and marketing	5,574	6,093	11,684	12,562
General and administrative	11,696	12,741	22,443	24,704
Depreciation, amortization and accretion	2,335	2,669	4,694	5,382
Total operating expenses	41,517	42,974	82,166	85,503
% of total revenue	105.0%	105.8%	101.1%	102.1%
Operating loss	(1,992)	(2,346)	(878)	(1,761)
% of total revenue	(5.0)%	(5.8)%	(1.1)%	(2.1)%
Interest income	452	342	901	625
Other income	602	102	367	54
(Loss) income before income taxes	(938)	(1,902)	390	(1,082)
Benefit from (provision for) income taxes	268	730	(318)	255
Net (loss) income	$(670)	$(1,172)	$72	$(827)
Basic and diluted net (loss) income per common share	$(0.03)	$(0.06)	$—	$(0.04)
Basic weighted average common shares outstanding	19,217,866	19,750,941	19,207,476	19,888,606
Diluted weighted average common shares outstanding	19,217,866	19,750,941	19,375,599	19,888,606
Cash dividends declared per common share	0.125	0.125	0.25	0.25
Key statistics:
Units in service	977	1,024	977	1,024
Average revenue per unit (ARPU)	$7.26	$7.41	$7.28	$7.42
Bookings	$21,334	$18,488	$35,989	$36,612
Backlog	$39,718	$36,295	$39,718	$36,295

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Revenue:
Wireless	$22,127	$22,610	$23,091	$23,259	$23,658	$24,269	$24,579	$25,110
Software	17,398	19,154	20,165	19,217	16,970	18,845	19,191	18,526
Total revenue	39,525	41,764	43,256	42,476	40,628	43,114	43,770	43,636
Operating expenses:
Cost of revenue (b)	7,239	7,592	8,772	8,141	7,596	7,878	7,122	7,069
Research and development	6,807	6,167	6,618	5,934	6,177	5,735	4,934	5,001
Technology operations	7,866	7,674	8,120	7,787	7,698	7,750	7,617	7,875
Selling and marketing	5,574	6,110	6,275	5,716	6,093	6,490	6,039	5,533
General and administrative	11,696	10,747	10,721	13,673	12,741	11,964	11,695	12,058
Depreciation, amortization and accretion	2,335	2,359	2,601	2,785	2,669	2,713	2,774	2,775
Total operating expenses	41,517	40,649	43,107	44,036	42,974	42,530	40,181	40,311
% of total revenue	105.0%	97.3%	99.7%	103.7%	105.8%	98.6%	91.8%	92.4%
Operating (loss) income	(1,992)	1,115	149	(1,560)	(2,346)	584	3,589	3,325
% of total revenue	(5.0)%	2.7%	0.3%	(3.7)%	(5.8)%	1.4%	8.2%	7.6%
Interest income	452	449	628	384	342	283	229	214
Other income (expense)	602	(236)	(593)	(110)	102	(47)	(282)	359
Income (loss) before income taxes	(938)	1,328	184	(1,286)	(1,902)	820	3,536	3,898
Benefit from (provision for) income taxes	268	(586)	5	446	730	(475)	(24,920)	(171)
Net (loss) income	$(670)	$742	$189	$(840)	$(1,172)	$345	$(21,384)	$3,727
Basic and diluted net (loss) income per common share	$(0.03)	$0.04	$0.01	$(0.04)	$(0.06)	$0.02	$(1.07)	$0.19
Basic weighted average common shares outstanding	19,217,866	19,196,970	19,445,401	19,456,149	19,750,941	20,027,800	19,987,763	19,977,263
Diluted weighted average common shares outstanding	19,217,866	19,356,712	19,445,401	19,456,149	19,750,941	20,153,291	19,987,763	20,008,321
Key statistics:
Units in service	977	982	992	999	1,024	1,030	1,049	1,063
Average revenue per unit (ARPU)	$7.26	$7.32	$7.36	$7.40	$7.41	$7.47	$7.46	$7.48
Bookings	$21,334	$14,654	$23,076	$21,580	$18,488	$18,124	$19,190	$18,327
Backlog	$39,718	$37,392	$40,422	$36,366	$36,295	$35,930	$42,305	$46,900

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating income (loss), income (loss) before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2019	12/31/2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$47,829	$83,343
Short term investments	29,854	3,963
Accounts receivable, net	38,554	32,386
Prepaid expenses and other	9,310	9,578
Inventory	1,229	1,708
Total current assets	126,776	130,978
Non-current assets:
Property and equipment, net	9,759	10,354
Operating Lease right-of-use assets	16,773	—
Goodwill	133,031	133,031
Intangible assets, net	4,167	5,417
Deferred income tax assets	46,229	46,484
Other non-current assets	1,338	1,448
Total non-current assets	211,297	196,734
Total assets	$338,073	$327,712
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,795	$2,010
Accrued compensation and benefits	8,793	11,348
Accrued taxes	1,785	1,822
Deferred revenue	27,938	26,106
Operating lease liabilities	5,261	—
Other current liabilities	2,567	3,662
Total current liabilities	50,139	44,948
Non-current liabilities:
Asset Retirement obligations	6,681	6,513
Operating lease liabilities	12,084	—
Other long-term liabilities	669	1,697
Total non-current liabilities	19,434	8,210
Total liabilities	69,573	53,158
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	89,415	90,559
Accumulated other comprehensive loss	(1,394)	(1,301)
Retained earnings	180,477	185,294
Total stockholders' equity	268,500	274,554
Total liabilities and stockholders' equity	$338,073	$327,712

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2019	6/30/2018
Cash flows provided by operating activities:
Net income (loss)	$72	$(827)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	4,694	5,382
Deferred income tax expense	208	(472)
Stock based compensation	1,557	2,501
Provisions for doubtful accounts, service credits and other	272	1,016
Adjustments of non-cash transaction taxes	—	(104)
Changes in assets and liabilities:
Accounts receivable	(6,682)	(2,986)
Prepaid expenses, inventory and other assets	2,075	(309)
Accounts payable, accrued liabilities and other	(3,161)	(3,184)
Deferred revenue	1,734	4,981
Net cash provided by operating activities	769	5,998
Cash flows from investing activities:
Purchases of property and equipment	(2,783)	(3,464)
Purchase of short-term investments	(29,650)	(3,911)
Maturities of short-term investments	4,000	4,000
Net cash used in investing activities	(28,433)	(3,375)
Cash flows from financing activities:
Cash distributions to stockholders	(5,049)	(5,201)
Purchase of common stock (including commissions)	(1,810)	(9,467)
Purchase of common stock for tax withholding on vested equity awards	(1,017)	(894)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	119	143
Net cash used in financing activities	(7,757)	(15,419)
Effect of exchange rate on cash	(93)	(598)
Net decrease in cash and cash equivalents	(35,514)	(13,394)
Cash and cash equivalents, beginning of period	83,343	103,179
Cash and cash equivalents, end of period	$47,829	$89,785
Supplemental disclosure:
Income taxes paid	$683	$457

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Revenue
Paging	$21,342	$21,687	$21,997	$22,442	$22,824	$23,308	$23,624	$24,128
Non-paging	785	923	1,094	817	834	961	955	982
Total wireless revenue	$22,127	$22,610	$23,091	$23,259	$23,658	$24,269	$24,579	$25,110

License	1,676	2,840	3,496	3,175	1,993	4,376	2,990	2,572
Services	4,835	5,206	5,103	4,555	4,363	4,071	5,437	5,189
Equipment	842	963	1,568	1,296	1,107	1,024	945	1,102
Operations revenue	$7,353	$9,009	$10,167	$9,026	$7,463	$9,471	$9,372	$8,863

Maintenance revenue	$10,045	$10,145	$9,998	$10,191	$9,507	$9,374	$9,819	$9,663
Total software revenue	$17,398	$19,154	$20,165	$19,217	$16,970	$18,845	$19,191	$18,526

Total revenue	$39,525	$41,764	$43,256	$42,476	$40,628	$43,114	$43,770	$43,636

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Cost of revenue
Payroll and related	$4,749	$4,931	$4,868	$4,923	$4,853	$4,874	$4,374	$4,330
Cost of sales	1,900	2,080	3,349	2,623	2,119	2,475	1,990	2,228
Stock based compensation	97	107	44	75	75	55	58	4
Other	493	474	511	520	549	474	700	507
Total cost of revenue (b)	7,239	7,592	8,772	8,141	7,596	7,878	7,122	7,069
Research and development
Payroll and related	4,639	4,263	4,350	4,709	4,506	4,002	3,521	4,005
Outside services	1,912	1,745	2,115	1,040	1,481	1,513	1,361	849
Stock based compensation	84	11	5	71	90	71	(71)	43
Other	172	148	148	114	100	149	123	104
Total research and development	6,807	6,167	6,618	5,934	6,177	5,735	4,934	5,001
Technology operations
Payroll and related	2,662	2,647	2,616	2,866	2,618	2,693	2,413	2,582
Site rent	3,480	3,296	3,432	3,482	3,538	3,496	3,471	3,534
Telecommunications	1,019	996	1,021	950	935	898	979	1,060
Stock based compensation	30	30	24	24	24	24	20	20
Other	675	705	1,027	465	583	639	734	679
Total technology operations	7,866	7,674	8,120	7,787	7,698	7,750	7,617	7,875
Selling and marketing
Payroll and related	3,329	3,273	3,047	3,401	3,311	3,294	2,573	3,113
Commissions	1,298	1,424	1,759	1,225	1,397	1,774	1,634	1,234
Stock based compensation	128	161	99	135	135	135	93	84
Advertising and events	656	933	1,236	857	996	1,158	1,481	952
Other	163	319	134	98	254	129	258	150
Total selling and marketing	5,574	6,110	6,275	5,716	6,093	6,490	6,039	5,533
General and administrative
Payroll and related	4,136	4,041	4,087	4,834	4,340	4,416	3,649	4,569
Stock based compensation	690	219	860	1,118	943	949	774	711
Bad debt	(96)	308	303	513	279	528	143	184
Facility rent and office costs	2,485	2,294	1,573	1,235	1,824	2,144	1,865	2,013
Outside services	2,306	1,776	2,561	3,554	2,942	1,919	2,924	2,351
Taxes, licenses and permits	863	921	111	1,081	1,024	1,080	1,120	1,077
Other	1,312	1,188	1,226	1,338	1,389	928	1,220	1,153
Total general and administrative	11,696	10,747	10,721	13,673	12,741	11,964	11,695	12,058
Depreciation, amortization and accretion	2,335	2,359	2,601	2,785	2,669	2,713	2,774	2,775
Operating expenses	$41,517	$40,649	$43,107	$44,036	$42,974	$42,530	$40,181	$40,311
Capital expenditures	$1,495	$1,287	$830	$1,630	$2,299	$1,164	$2,179	$1,816

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Paging units in service
Beginning units in service (000's)	982	992	999	1,024	1,030	1,049	1,063	1,086
Gross placements	35	27	30	31	35	25	26	30
Gross disconnects	(40)	(37)	(37)	(56)	(41)	(44)	(40)	(53)
Net change	(5)	(10)	(7)	(25)	(6)	(19)	(14)	(23)
Ending units in service	977	982	992	999	1,024	1,030	1,049	1,063
End of period units in service % of total (b)
Healthcare	81.7%	81.6%	81.4%	81.7%	81.5%	81.1%	80.7%	80.4%
Government	5.6%	5.8%	5.8%	5.8%	5.7%	5.9%	6.0%	6.1%
Large enterprise	5.9%	5.9%	5.9%	6.0%	6.0%	6.0%	6.0%	6.0%
Other(b)	6.8%	6.7%	6.9%	6.5%	6.8%	7.0%	7.2%	7.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	74	77	78	81	85	88	92	95
101 to 1,000 units	179	186	190	192	197	198	198	201
>1,000 units	724	719	724	726	742	744	759	767
Total	977	982	992	999	1,024	1,030	1,049	1,063
Account size net loss rate(c)
1 to 100 units	(3.2)%	(2.3)%	(1.7)%	(4.3)%	(3.8)%	(4.7)%	(3.6)%	(2.8)%
101 to 1,000 units	(3.9)%	(2.3)%	—%	(2.7)%	(0.6)%	(10.0)%	(1.1)%	(1.8)%
>1,000 units	0.7%	(1.1)%	(0.1)%	(2.2)%	(0.2)%	(1.9)%	(1.1)%	(2.2)%
Total	(0.5)%	(1.1)%	(0.2)%	(2.5)%	(0.6)%	(1.8)%	(1.3)%	(2.2)%
Account size ARPU
1 to 100 units	$12.00	$11.90	$11.61	$11.33	$12.04	$12.13	$12.11	$12.23
101 to 1,000 units	8.47	8.35	8.28	8.19	8.34	8.47	8.58	8.62
>1,000 units	6.47	6.57	6.69	6.74	6.62	6.65	6.59	6.59
Total	$7.26	$7.32	$7.36	$7.40	$7.41	$7.47	$7.46	$7.48

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME (LOSS) TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Reconciliation of net income (loss) to EBITDA (b):
Net income (loss) (c)	$(670)	$742	$189	$(840)	$(1,172)	$345	$(21,384)	$3,727
Plus (less): provision for (benefit from) income taxes	(268)	586	(5)	(446)	(730)	475	24,920	171
Plus (less): Other expense (income)	(602)	236	593	110	(102)	47	282	(359)
Less: Interest income	(452)	(449)	(628)	(384)	(342)	(283)	(229)	(214)
Operating income (loss)	(1,992)	1,115	149	(1,560)	(2,346)	584	3,589	3,325
Plus: depreciation, amortization and accretion	2,335	2,359	2,601	2,785	2,669	2,713	2,774	2,775
EBITDA (as defined by the Company)	$343	$3,474	$2,750	$1,225	$323	$3,297	$6,363	$6,100

	For the six months ended
	6/30/2019	6/30/2018
Reconciliation of net income (loss) to EBITDA (b):
Net income (loss)	$72	$(827)
(Less) plus: (Benefit from) provision for income taxes	318	(255)
Plus (less): Other income (expense)	(367)	(54)
Less: Interest income	(901)	(625)
Operating (loss) income	(878)	(1,761)
Plus: depreciation, amortization and accretion	4,694	5,382
EBITDA (as defined by the Company)	$3,816	$3,621

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)

	For the three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
(Dollars in thousands)
Operating expenses	$41,517	$40,649	$43,107	$44,036	$42,974	$42,530	$40,181	$40,311
Less: depreciation, amortization and accretion	2,335	2,359	2,601	2,785	2,669	2,713	2,774	2,775
Adjusted operating expenses	$39,182	$38,290	$40,506	$41,251	$40,305	$39,817	$37,407	$37,536

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short-term and long-term incentive plans.

(c) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net income (loss) of $166, $196 $359, and $771 in the first, second third, and fourth quarters respectively.